Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 1

Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2019 Financial Results

Quarterly revenue of $66.3 million, up 11% year over year
Quarterly gross margin of 64%, up from 61% year over year
1,852 active clients at March 31, 2019, up 17% year over year

LAS VEGAS, May 9, 2019 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the first quarter ended March 31, 2019.

"During the first quarter, we made meaningful progress expanding sales capacity, improving our global service delivery model and launching and selling Salesforce.com and other new support services that increase our total addressable market," stated Seth A. Ravin, Rimini Street co-founder, CEO and Chairman of the Board. "Additionally, in March we prevailed against Oracle in the U.S. Supreme Court with a unanimous decision. Oracle was ordered to return approximately $12.8 million plus interest and other costs to Rimini Street, which Oracle paid in April."

"Revenue in the first quarter exceeded the high end of our guidance range and we achieved a better than expected gross margin of 64%," stated Tom Sabol, Rimini Street CFO. "We managed sales and marketing and general and administrative spend within our guidance range, completed an additional Series A Preferred financing round to fund new product and service launches and further strengthen our balance sheet. We remain committed to the long-term goals of improving free cash flow and achieving GAAP profitability."

First Quarter 2019 Financial Highlights

•	Revenue was $66.3 million for the 2019 first quarter, an increase of 11% compared to $59.8 million for the same period last year.

•	Annualized Subscription Revenue was approximately $265 million for the 2019 first quarter, an increase of 11% compared to $239 million for the same period last year.

•	Active Clients as of March 31, 2019 were 1,852, an increase of 17% compared to 1,581 Active Clients as of March 31, 2018.

•	Revenue Retention Rate was 92.0% for the trailing 12 months ended March 31, 2019 compared to 93.0% for the comparable period ended March 31, 2018.

•	Gross margin was 64.0% for the 2019 first quarter compared to 60.6% for the same period last year.

•	Operating income was $12.7 million for the 2019 first quarter compared to $25.2 million for the same period last year.

•	Non-GAAP Operating Income was $7.8 million for the 2019 first quarter compared to $6.1 million for the same period last year.

•	Net income was $11.8 million for the 2019 first quarter compared to a net income of $3.5 million for the same period last year.

•	Non-GAAP Net Income was $6.7 million for the 2019 first quarter compared to Non-GAAP Net Loss of $16.3 million for the same period last year.

•	Adjusted EBITDA for the 2019 first quarter was $8.1 million compared to $6.7 million for the same period last year.

•
Basic earnings per share attributable to common stockholders was $0.07 per share for the 2019 first quarter compared to $0.06 per share for the same period last year. Diluted earnings per share attributable to common stockholders was $0.07 per share for the 2019 first quarter compared to $0.05 per share for the same period last year.

Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 2

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

First Quarter 2019 Company Highlights

•	Announced that EBSCO Industries chose Rimini Street Application Management Services for Salesforce to maximize the value and ROI of their Salesforce investment.

•
Announced the Supreme Court ruled unanimously in the Company’s favor, ordering Oracle to return approximately $12.8 million in non-taxable expenses plus interest and other costs to Rimini Street. Oracle paid the amounts in April.

•	Announced strong government client momentum in the ANZ region, with more than 10 Australian government agencies switching to Rimini Street support.

•	Won nine Company awards, including a Gold Stevie award for Innovation in Customer Service, and a Gold One Planet award for Customer Service Team of the Year.

•	Closed a record number of support cases, nearly 8,000, and scored a 4.8 in client satisfaction (where 5.0 is excellent).

•	Delivered more than 20,000 tax, legal and regulatory updates to clients globally for Peoplesoft, JD Edwards, SAP and Oracle E-Business Suite products.

•	Presented at 12 CIO and IT procurement leader events including Government ICT in London, England, NRF in New York, and Gartner’s EAA Summit in Tokyo, Japan.

2019 Revenue Guidance
The Company is currently providing second quarter 2019 revenue guidance to be in the range of approximately $66.5 million to $67.5 million and reiterating full year 2019 revenue guidance to be in the range of approximately $265 million to $280 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter 2019 results at 5:00 p.m. Eastern / 2:00 p.m. Pacific time on May 9, 2019. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/events-and-presentations/upcoming-and-past-events. Dial in participants can access the conference call by dialing (855) 213-3942 in the U.S. and Canada and enter the code 1939675. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company has redefined enterprise software support services since 2005 with an innovative, award-winning program that enables licensees of IBM, Microsoft, Oracle, Salesforce, SAP and other enterprise software vendors to save up to 90 percent on total maintenance costs. Clients can remain on their current software release without any required upgrades for a minimum of 15 years. Over 1,850 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries currently rely on Rimini Street as their trusted, third-party support provider. To learn more, please visit http://www.riministreet.com/, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 3

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; the final amount and timing of any refunds from Oracle related to our litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 9, 2019, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2019 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$32,264	$24,771
Restricted cash	435	435
Accounts receivable, net of allowance of $296 and $489, respectively	63,642	80,599
Other receivable	12,987	—
Prepaid expenses and other	8,842	7,099
Total current assets	118,170	112,904
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $9,037 and $8,543, respectively	3,673	3,634
Deposits and other	1,406	1,438
Deferred income taxes, net	934	909
Total assets	$124,183	$118,885
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$1,222	$2,372
Accounts payable	2,921	12,851
Accrued compensation, benefits and commissions	18,922	22,503
Other accrued liabilities	25,094	20,424
Deferred revenue	180,580	180,358
Total current liabilities	228,739	238,508
Long-term liabilities:
Deferred revenue	28,148	28,898
Accrued PIK dividends payable	1,059	1,056
Other long-term liabilities	2,038	2,011
Total liabilities	259,984	270,473
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding 148 shares and 141 as of March 31, 2019 and December 31, 2018, respectively. Liquidation preference of $148,408, net of discount for $27,557 and $140,846, net of discount for $26,848, as of March 31, 2019 and December 31, 2018, respectively	120,851	113,998
Stockholders’ deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (exclusive of 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 65,242 and 64,193 shares as of March 31, 2019 and December 31, 2018, respectively	7	6
Additional paid-in capital	105,455	108,347
Accumulated other comprehensive loss	(1,566)	(1,567)
Accumulated deficit	(360,548)	(372,372)
Total stockholders' deficit	(256,652)	(265,586)
Total liabilities, redeemable preferred stock and stockholders' deficit	$124,183	$118,885

Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$66,260	$59,805
Cost of revenue	23,837	23,541
Gross profit	42,423	36,264
Operating expenses:
Sales and marketing	23,376	20,207
General and administrative	12,424	10,805
Litigation costs and related recoveries:
Professional fees and other defense costs of litigation	2,041	8,899
Litigation appeal refunds	(12,775)	(21,285)
Insurance costs and recoveries, net	4,639	(7,583)
Litigation costs and related recoveries, net	(6,095)	(19,969)
Total operating expenses	29,705	11,043
Operating income	12,718	25,221
Non-operating expenses:
Interest expense	(232)	(13,409)
Other debt financing expenses	—	(8,617)
Gain from change in fair value of embedded derivatives	—	500
Other income, net	43	328
Income before income taxes	12,529	4,023
Income tax expense	(705)	(516)
Net income	$11,824	$3,507

Net income attributable to common stockholders	$4,740	$3,507

Net earnings per share attributable to common stockholders:
Basic	$0.07	$0.06
Diluted	$0.07	$0.05
Weighted average number of shares of Common Stock outstanding:
Basic	64,622	59,393
Diluted	69,101	68,154

Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2019	2018

Non-GAAP operating income reconciliation:
Operating income	$12,718	$25,221
Non-GAAP adjustments:
Litigation costs and recoveries, net	(6,095)	(19,969)
Stock-based compensation expense	1,155	867
Non-GAAP operating income	$7,778	$6,119
Non-GAAP net income (loss) reconciliation:
Net income	$11,824	$3,507
Non-GAAP adjustments:
Litigation costs and recoveries, net	(6,095)	(19,969)
Post-judgment interest in litigation awards	(212)	(199)
Stock-based compensation expense	1,155	867
Gain from change in fair value of embedded derivatives	—	(500)
Non-GAAP net income (loss)	$6,672	$(16,294)
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$11,824	$3,507
Non-GAAP adjustments:
Interest expense	232	13,409
Income tax expense	705	516
Depreciation and amortization expense	494	484
EBITDA	13,255	17,916
Non-GAAP adjustments:
Litigation costs and recoveries, net	(6,095)	(19,969)
Post-judgment interest in litigation awards	(212)	(199)
Stock-based compensation expense	1,155	867
Gain from change in fair value of embedded derivatives	—	(500)
Other debt financing expenses	—	8,617
Adjusted EBITDA	$8,103	$6,732

Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income (loss), EBITDA, and adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and recoveries, net, and stock-based compensation expense. The exclusions are discussed in further detail below.

Non-GAAP Net Income (Loss) is net income adjusted to exclude: litigation costs and recoveries, net, post-judgment interest on litigation appeal awards, stock-based compensation expense, gain from change in fair value of embedded derivatives. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Rimini Street Announces Fiscal First Quarter 2019 Financial Results	page 8

Post-judgment Interest on Litigation Appeal Award: Post-judgment interest resulted from our appeals of ongoing litigation and does not relate to the day-to-day operations or our core business of serving our clients.

Gain from Change in Fair Value of Embedded Derivatives: Our former credit facility included features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. We have determined to exclude the gains and losses on embedded derivatives related to the change in fair value of these instruments given the financial nature of this fair value requirement. We were not able to manage these amounts as part of our business operations, nor were the costs core to servicing our clients, so we have excluded them.

Other Debt Financing Expenses: Other debt financing expenses included non-cash write-offs (including write-offs due to payoff), accretion, amortization of debt discounts and issuance costs, and collateral monitoring and other fees payable in cash related to our former credit facility. Since these amounts related to our debt financing structure, we have excluded them since they do not relate to the day-to-day operations or our core business of serving our clients.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and recoveries, net, post-judgment interest on litigation appeal award, stock-based compensation expense, gain from change in fair value of embedded derivatives, and other debt financing expenses, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 203 347-4446
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com